Exhibit 99.1

1259 NW 21 Street

Pompano Beach, FL 33069

NEWS

March 27, 2006

FOR MORE INFORMATION:

954-917-7665

HOWARD L. EHLER, JR.

EXECUTIVE VICE PRESIDENT

IMPERIAL INDUSTRIES, INC. TO HOST CONFERENCE

CALL TO DISCUSS 2005 FOURTH QUARTER AND FULL YEAR FINANCIAL PERFORMANCE AND OPERATING RESULTS

POMPANO BEACH, FL - Imperial Industries, Inc. (Nasdaq CM: “IPII”) (the “Company”) today announced that it intends to release its financial results for the quarter and year ended December 31, 2005 after the market closes on Friday, March 31, 2006.  The Company will also host a conference call with the investment community, Monday, April 3, 2006, at 8:00 am EDT to discuss fourth quarter and year 2005 results.

To participate in the conference call, please dial 1-800-857-6258 a few minutes before 8:00 am EDT on Monday, April 3, 2006.  The passcode for the conference call is “IMPERIAL.”  A replay of the conference call will be available from 10:00 am EDT on April 3, 2006 until 4:00 pm EDT on April 5, 2006.  In order to listen to the replay, dial 1-800-382-0786. A replay of the conference call will be available on the Internet at the Company’s website www.imperialindustries.com commencing 12:00 pm EDT on April 3, 2006.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the states of Florida, Georgia, Mississippi and Alabama. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. The Company through its subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of the Company’s manufactured products, as well as stucco, gypsum, roofing, insulation and masonry products manufactured by other companies. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including market conditions and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” sections of the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission (“SEC”).